Exhibit 10.5

Trademark Security Agreement

TRADEMARK SECURITY AGREEMENT, dated as of September 4, 2012, among CHEROKEE INC. (the “Borrower”) and JPMORGAN CHASE BANK, N.A. (the “Bank”).

This Agreement is being entered into in connection with the Continuing Security Agreement dated as of even date hereof (the “Security Agreement”) between the Borrower and the Bank, and the related Credit Agreement dated as of even date herewith between the Borrower and the Bank.

The parties hereto agree as follows:

SECTION 1.           Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2.           Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Liabilities, the Borrower, pursuant to the Security Agreement, did and hereby does grant to the Bank, its successors and assigns, for the benefit of the Bank, a security interest in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a)             all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule I (the “Trademarks”);

(b)             all goodwill associated with or symbolized by the Trademarks; and

(c)             all other assets, rights and interests that uniquely reflect or embody such goodwill.

SECTION 3.           Security Agreement.  The security interests granted to the Bank herein are granted in furtherance, and not in limitation, of the security interests granted to the Bank pursuant to the Security Agreement.  The Borrower hereby acknowledges and affirms that the rights and remedies of the Bank with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have duly executed this Trademark Security Agreement as of the day and year first above written.

CHEROKEE INC., as the Borrower,

By:	/s/ Howard Siegel
Name: Howard Siegel
Title: Chief Operating Officer

Signature page to Trademark Security Agreement